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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 1998 (except Note 10 as to which the date is July 16, 1998) with respect to the financial statements of ComTel UK Finance B.V., and of our report dated June 5, 1998 (except Note 9 as to which the date is July 16, 1998) with respect to the combined financial statements of Telecential Communications (Canada) Limited and Telecential Communications (UK) Limited, incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-4 relating to the exchange of new 9 3/4% Series B Senior Deferred Coupon Notes due 2009 and in the Amendment No. 2 to the Registration Statement on Form S-3 relating to the resale by certain security holders of 7% Convertible Subordinated Notes Due 2008, both to be filed by NTL Communications Corp.

/s/ Deloitte & Touche
________________________
Deloitte & Touche
Chartered Accountants
Bracknell, England
June 1, 1999